UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2008 (August 14, 2008)

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation)		Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Pursuant to this Item 2.02, Dividend Capital Total Realty Trust (the “Company”) provided certain information in a supplemental document entitled “Second Quarter 2008 Results – Supplemental Financial and Operating Information,” which sets forth additional disclosure regarding the Company’s results of operations and financial performance for the three and six months ended June 30, 2008, which is supplemental to its Report on Form 10-Q filed with the Securities and Exchange Commission (the “Commission”) on August 14, 2008. This supplemental information will be made available on the Company’s website and is attached hereto as Exhibit 99.1. The information in this Item 2.02 of Form 8-K and the attached Exhibit 99.1 are furnished to, and shall not be deemed to be “filed” with, the Commission for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to this liabilities of that section.

The Company also announced that it will be hosting a public conference call on August 22, 2008 to review second quarter financial and operating results. John Blumberg, Chairman, Guy Arnold, President, and John Biallas, Chief Financial Officer, will present performance data and provide management commentary.  The conference call will take place at 2:15 p.m. MST and can be accessed by dialing 877.313.6462 and referencing “Dividend Capital ID 39997322.”

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

99.1	Supplemental document entitled “Second Quarter 2008 Results - Supplemental Financial and Operating Information”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Total Realty
Trust Inc.

August 14, 2008
	By:	/s/ John E. Biallas
John E. Biallas
Chief Financial Officer